                                                                      EXHIBIT 20

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                           COLLECTION PERIOD: MAY 2001


DISTRIBUTION DATE:
                06/20/01


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
STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                              Per $1,000 of Original
                                                                                                                 Class A/Class B
                                                                                                                     Amounts
                                                                                                             ----------------------
   (i)       Principal Distribution
             ----------------------
                  Class A-1                                                                      $0.00             $0.000000
                  Class A-2                                                                      $0.00             $0.000000
                  Class A-3                                                             $28,944,343.92            $65.782600
                  Class A-4                                                                      $0.00             $0.000000
                  Class B Amount                                                                 $0.00             $0.000000

  (ii)       Interest Distribution
             ---------------------
                  Class A-1                                                                      $0.00             $0.000000
                  Class A-2                                                                      $0.00             $0.000000
                  Class A-3                                                                $407,066.85             $0.925152
                  Class A-4                                                              $1,051,830.00             $4.350000
                  Class B Amount                                                           $382,415.48             $4.683333

 (iii)       Monthly Servicing Fee                                                         $348,434.38
             ---------------------
                  Monthly Supplemental Servicing Fee                                             $0.00

  (iv)       Class A-1 Principal Balance (end of Collection Period)                              $0.00
             Class A-1 Pool Factor (end of Collection Period)                                0.000000%
             Class A-2 Principal Balance (end of Collection Period)                              $0.00
             Class A-2 Pool Factor (end of Collection Period)                                0.000000%
             Class A-3 Principal Balance (end of Collection Period)                     $65,722,365.56
             Class A-3 Pool Factor (end of Collection Period)                              14.9369013%
             Class A-4 Principal Balance (end of Collection Period)                    $241,800,000.00
             Class A-4 Pool Factor (end of Collection Period)                              100.000000%
             Class B Principal Balance (end of Collection Period)                       $81,654,551.40
             Class B Pool Factor (end of Collection Period)                                100.000000%

   (v)       Pool Balance (end of Collection Period)                                   $389,176,916.96

  (vi)       Interest Carryover Shortfall
             ----------------------------
                  Class A-1                                                                      $0.00             $0.000000
                  Class A-2                                                                      $0.00             $0.000000
                  Class A-3                                                                      $0.00             $0.000000
                  Class A-4                                                                      $0.00             $0.000000
                  Class B                                                                        $0.00             $0.000000
             Principal Carryover Shortfall
             -----------------------------
                  Class A-1                                                                      $0.00             $0.000000
                  Class A-2                                                                      $0.00             $0.000000
                  Class A-3                                                                      $0.00             $0.000000
                  Class A-4                                                                      $0.00             $0.000000
                  Class B                                                                        $0.00             $0.000000

 (vii)       Balance of the Reserve Fund Property (end of Collection Period)
                  Class A Amount                                                        $35,060,862.73
                  Class B Amount                                                                 $0.00

(viii)       Aggregate Purchase Amount of Receivables repurchased by the Seller
                                     or the Servicer                                    $33,417,330.77

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